UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2019

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2019, Arlington Asset Investment Corp. (the “Company”) announced that, as part of the Company’s Board of Directors’ (the “Board”) regular refreshment process, upon the recommendation of the Nominating and Governance Committee of the Board, the Board has appointed Melinda H. McClure to serve as a new independent director of the Company.  Ms. McClure’s term will begin January 17, 2019 and she will stand for election at the Company’s next annual meeting of shareholders.  Ms. McClure will serve on the Board’s Audit Committee and Nominating and Governance Committee.    Ms. McClure, as a member of the Board, will be entitled to receive fees and restricted stock unit awards granted by the Company to its directors who are not employees of the Company beginning on a pro rata basis on January 17, 2019. The Company previously disclosed the compensation of its directors in its 2018 Annual Meeting Proxy Statement.

Concurrent with the appointment of Ms. McClure, and also as part of the Company’s Board refreshment process, Daniel J. Altobello and Peter A. Gallagher, each serving over 18 years as members of the Board, will retire from the Board as of January 17, 2019.  Mr. Altobello served as member of the Board’s Compensation Committee and Nominating and Governance Committee.  Mr. Gallagher served as a member of the Board’s Audit Committee and Nominating and Governance Committee.  The size of the Board will be seven directors going forward.  These retirements are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. McClure, age 51, is the Chairman and Chief Executive Officer of VisionBank (in Organization), Washington, D.C.’s first new community bank in ten years. Ms. McClure has over 25 years of experience in the financial services, real estate and capital markets sectors, including particular expertise in mortgage and property REITs, asset managers, specialty lenders and regulated financial institutions. She has significant corporate finance experience having managed over $15 billion in capital markets and advisory assignments.  Prior to VisionBank, Ms. McClure served from 2006 to 2018 as the principal shareholder of Democracy Funding LLC, a registered broker-dealer, and its affiliates, that provided capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation.  Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C., from its inception in 2005 to its sale to United Bank in 2016.  She also held several positions at B. Riley FBR, Inc. from 1991 to 2006, including senior managing director of investment banking focusing on middle market financial services and real estate companies.  Ms. McClure currently serves on the board of Independence Realty Trust, Inc. (NYSE: IRT), a publicly traded REIT that owns and manages multi-family communities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2019, the Board amended (the “Third Amendment”) Section 2.2 of the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”).  The Third Amendment fixed the number of directors of the Company at seven, effective as of January 17, 2019.  The Bylaws previously fixed the number of directors of the Company at eight.

The preceding summary is qualified in its entirety by reference to the Third Amendment to the Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 17, 2019, the Company issued a press release announcing that Melinda H. McClure had been appointed to its Board of Directors to serve as a new independent director of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
3.1	Third Amendment to the Amended and Restated Bylaws of the Company, as amended on January 17, 2019.
99.1	Press release dated January 17, 2019 announcing the appointment of Melinda H. McClure to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: January 17, 2019	By:/s/ Richard E. Konzmann Name:Richard E. Konzmann Title:Executive Vice President, Chief Financial Officer and Treasurer

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